Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of January 22, 2025 (this “Amendment”), is entered into by and among Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), USA Rare Earth, LLC, a Delaware limited liability company (the “Target”), and Michael Blitzer (the “Purchaser”), and amends that certain Securities Purchase Agreement, dated as of August 21, 2024, by and among the Company, the Target and the Purchaser. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

WHEREAS, the Company, the Target and the Purchaser entered into the Agreement pursuant to which the Company agrees to sell, and the Purchaser agrees to purchase, an aggregate of 104,167 shares of Preferred Stock in exchange for the Subscription Amount;

WHEREAS, the Target and the Purchaser entered into a Class A Preferred SPA pursuant to which the Target issued to the Purchaser 122,549 Company Class A-2 Convertible Preferred Units (as defined in the Business Combination Agreement) (such Company Class A-2 Convertible Preferred Units, the “Purchaser Class A-2 Convertible Preferred Units”) and a Company Class A-2 Preferred Investor Warrant (as defined in the Business Combination Agreement) to purchase up to 31,250 Company Class A Units in exchange for the Purchaser’s promise to forgive, at Closing, 50% of the then-outstanding balance of the Convertible Promissory Note;

WHEREAS, the Company, the Target and the Purchaser desire to amend the Agreement to provide that the Company agrees to sell, and the Purchaser agrees to purchase, a number of shares of Preferred Stock equal to the number of shares of Preferred Stock issuable upon conversion of the Purchaser Class A-2 Convertible Preferred Units pursuant to the Business Combination Agreement in exchange for the Subscription Amount; and

WHEREAS, the Company, the Target and the Purchaser may amend the Agreement by mutual written consent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment.

(a)	Section 1.1 of the Agreement is hereby amended to (x) include the following definitions:

“Purchaser Class A-2 Convertible Preferred Units” means the 122,549 Company Class A-2 Convertible Preferred Units (as defined in the Business Combination Agreement) issued to the Purchaser pursuant to the Purchaser Class A Preferred SPA.

“Purchaser Class A-2 Convertible Preferred Unit Conversion Shares” means shares of Preferred Stock issuable upon conversion of, and equal in number to, the Purchaser Class A-2 Convertible Preferred Units pursuant to the Business Combination Agreement, taking into account accrued payment-in-kind interest.

“Purchaser Class A Preferred SPA” means the Class A Preferred SPA pursuant to which the Target issued to the Purchaser Class A-2 Convertible Preferred Units and a Company Class A-2 Preferred Investor Warrant to purchase up to 31,250 Company Class A Units in exchange for the Purchaser’s promise to forgive, at the Closing, the 50% of the then-outstanding balance of the Convertible Promissory Note.

and (y) delete the following definition:

“Stated Value”

(b)	Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a number of shares of Preferred Stock equal to the number of Purchaser Class A-2 Convertible Preferred Unit Conversion Shares. The failure of the Closing to occur on the scheduled Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. At the Closing, the Company shall deliver to the Purchaser its shares of Preferred Stock, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur by electronic exchange of documents and signatures.

(c)	Section 2.2(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) such aggregate number of shares of Preferred Stock equal to the number of Purchaser Class A-2 Convertible Preferred Unit Conversion Shares, registered in the name of the Purchaser and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(d)	Section 2.2(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

(ii) the forgiveness and termination of the Convertible Promissory Note (as defined in the Business Combination Agreement) and evidence thereof in a form reasonably acceptable to the Company and the Target.

(e)	The Purchaser’s signature page to the Agreement and Schedule A to the Agreement are each hereby amended to provide that the number of shares of Preferred Stock to be issued to the Purchaser shall be equal to the number of Purchaser Class A-2 Convertible Preferred Unit Conversion Shares.

Section 2. Effect of this Amendment. This Amendment is made a part of the Agreement. Except as otherwise expressly provided herein, the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof all references in the Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

Section 3. Miscellaneous. Sections 5.5 (Amendments; Waivers), 5.6 (Headings), 5.7 (Successors and Assigns), 5.9 (Governing Law), 5.11 (Execution), 5.12 (Severability), 5.17 (Usury), 5.19 (Saturdays, Sundays, Holidays, etc.), 5.20 (Construction) and 5.23 (Waiver of Jury Trial) of the Agreement (as amended hereby) are hereby incorporated by reference herein, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

COMPANY:

INFLECTION POINT ACQUISITION CORP. II

/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

TARGET:
USA RARE EARTH, LLC

/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

PURCHASER:
MICHAEL BLITZER

/s/ Michael Blitzer
Name:	Michael Blitzer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]